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                                                                   Exhibit 99.01

Concur, Nortel Networks, SAFECO, and Microsoft Join Forces to Deliver World's Largest eCommerce Trading Network for the Small and Mid-Size Business Market

Nortel Networks and SAFECO Agree to Take Equity Positions in Concur to Help Pioneer eCommerce Initiative and Deliver Unprecedented Purchasing Power to Small and Mid-Size Businesses

REDMOND, Wash. -- February 23, 2000 -- Concur Technologies (NASDAQ: CNQR), Nortel Networks (NYSE/TSE: NT), and SAFECO (NASDAQ: SAFC) announced today a strategic alliance to create the first global leveraged buying eCommerce trading network for the small and mid-size business (SMB) market. The most complete initiative of its kind, Concur Business Advantage marks the first time small and mid-size businesses can take advantage of the leveraged buying power of global, multi-billion dollar companies like Nortel Networks and SAFECO. Nortel Networks and SAFECO have entered into an agreement to make a US$35 million equity investment in Concur, and Microsoft Corp. (NASDAQ: MSFT) will provide marketing and technical resource assistance.

Concur Business Advantage connects users over the Internet directly to market-leading suppliers, representing a vast array of goods and services - ranging from state-of-the-art computers to office supplies and temporary employment services - with discounts of up to 65 percent. These savings are attainable through significant pre-negotiated discounts on computer hardware, software, office supplies, travel, and more. A comprehensive collection of world-class suppliers has been carefully chosen to offer high quality corporate goods and services through Concur Business Advantage. Compaq, Corporate Express, GetThere.com, ImageX.com, Insight Enterprises, Manpower, and Software Spectrum are among the premier suppliers participating in Concur Business Advantage.

Businesses typically spend between 25 and 55 percent of total company expenditures on corporate goods and services. With the leveraged buying power of Concur Business Advantage, these businesses can reduce their purchasing spend by five to 15 percent, directly benefiting their bottom line. For example, a mid-size business spending $10 million on corporate goods and services could potentially save $1.5 million using Concur Business Advantage. With Concur Business Advantage, buyers will have access to high quality goods and services and will reap the benefits of volume discounts, time savings, and lower sourcing costs for suppliers. Suppliers will benefit by expanding their reach to new customers and will dramatically lower customer acquisition costs.

Under the terms of the agreement, Nortel Networks and SAFECO will invest a total of US$35 million to purchase approximately 1.5 million shares of Concur common stock. In addition, Nortel Networks and SAFECO will receive warrants to purchase additional Concur common stock. The warrants will be exercisable at the greater of $30.26 or 50 percent of the common stock price on prescribed dates based on achieving certain annual targets for revenue derived in connection with the arrangements with Nortel Networks and SAFECO over the next five years. The investment is subject to certain terms and conditions, including obtaining regulatory approval.

Building on its Managed Application Services Initiative, announced on Dec. 13, 1999, Nortel Networks will provide its expertise as a solutions integrator, bringing together a complete managed service solution that allows its service provider customers to offer a pre-integrated, certified, and cost-effective eBusiness package to SMBs. The Nortel Networks managed service solution will include the Concur eWorkplace(TM) business portal as a hosted application providing access to Concur Business Advantage. Additionally, Nortel Networks will leverage its channel of 15,000 value-added resellers (VARs) worldwide to address a broad audience of SMBs.

"This is what our high-performance Internet is all about," said Clarence Chandran, executive vice president, Nortel Networks and president of the company's Service Provider and Carrier Group. "The magnitude of this alliance further solidifies our commitment to bring a complete eBusiness solution to market through our Managed Application Services Initiative, creating new opportunities for small and mid-size businesses to profit from the Internet and deliver true value to consumers around the world."

Concur will also extend its distribution through SAFECO's national distribution network. SAFECO, the Fortune 500 insurance and financial products giant, has more than 17,000 independent agents and investment advisors that may be brought into the alliance, and will work with Concur to develop this network for Concur Business Advantage. SAFECO will be the exclusive supplier of insurance and business equipment lending offered through Concur Business Advantage, and also will be a supplier of investment products. Additionally, Randy Talbot, president of SAFECO Life & Investments, will join Concur's board of directors.
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"The decision to align with Concur and Nortel Networks to offer Concur Business
Advantage and develop our distribution network underscores our continued expansion and leadership in eCommerce strategies," said Talbot. "We plan to continue implementing Internet programs that help our agents build relationships with small and mid-size businesses." With its acquisition of the American States Business Insurance book of business in 1997, and with 500,000 small and mid-size business customers in place, SAFECO is a leader in offering insurance and diversified financial solutions to this market.

Microsoft joins Concur, Nortel Networks, and SAFECO to provide the technical expertise necessary to create a seamless eCommerce solution. Microsoft will devote marketing and research and development resources to optimize the functionality of these solutions for Windows 2000 and today's high-performance Internet. Concur Business Advantage is built on the Microsoft Windows 2000 platform, the foundation for the Business Internet. Coupled with Windows DNA, it is the cornerstone of a powerful platform that is helping customers deliver business-to-business eCommerce solutions more quickly and easily.

"Microsoft is committed to developing the technology and eBusiness solutions that provide companies with easier and more effective ways to achieve business success from today's Business Internet," said Peter Boit, vice president, eBusiness Solutions, Microsoft. "Our relationship with Concur accelerates the realization of that goal as together we will be able to reach hundreds of thousands of corporate buyers and suppliers with an end-to-end eCommerce solution."

"Concur's vision has always been to create the largest and most heavily trafficked business-to-business electronic commerce network," said Steve Singh, chairman and chief executive officer, Concur. "By entering into this strategic alliance we will attract a multitude of potential new buyers to our commerce network. Buyers are key to any successful commerce network, and by providing the leveraged buying power of Concur Business Advantage, we continue to deliver on our strategy to provide maximum value to buyers, who can now benefit from negotiated rates from premier suppliers. Additionally, suppliers can efficiently access an expanded base of SMBs within Concur Business Advantage."

"Concur Business Advantage will bring a new level of automation and service to our purchasing process," said Sharlene Abrams, chief financial officer, Mercury Interactive. "By using the best negotiated rates in Concur Business Advantage, Mercury Interactive will be able to realize the benefits of volume discounts to save money on the goods and services that we use everyday. We will also save time with routine purchases such as computers, pagers, and office supplies available directly from Web-enabled suppliers. For Mercury Interactive, the Concur Business Advantage will give us an edge in procurement."

If you are interested in learning more about Concur Business Advantage, call 1-877-I-CONCUR or visit www.concur.com.

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from current expectations. Statements made in this release that relate to future plans, events or performances or statements containing words such as "believes," "anticipates," "plans," or "expects" are forward-looking statements. These statements are based on current expectations and involve risks and uncertainties. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to, uncertainty of market acceptance of the Company's products; difficulties associated with strategic relationships; risks associated with expansion into new markets; and difficulties associated with new products.

Please refer to the Company's public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.